Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of March 21, 2019, by and between ARE-SAN FRANCISCO NO. 32, LLC, a Delaware limited liability company (“Landlord”), and TWIST BIOSCIENCE CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.     Landlord and Tenant are parties to that certain Lease Agreement dated as of March 21, 2018 (the “Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 60,963 rentable square feet (the “Premises”) in a building located at 681 Gateway Boulevard, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.     Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to increase the Additional Tenant Improvement Allowance being provided by Landlord to Tenant pursuant to the Work Letter.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Additional Tenant Improvement Allowance. Section 5(b)(2) of the Work Letter is hereby deleted in its entirety and replaced with the following:

“2.     An “Additional Tenant Improvement Allowance” in the maximum amount of $150.00 per rentable square foot of the Premises, which shall, to the extent used, result in Additional Rent pursuant to Section 4(b) of the Lease.”

2.

HazMat Storage Area. Pursuant to a Change Request requested by Tenant under the Work Letter, Landlord has, as part of Landlord’s Work under the Work Letter, created an exterior hazardous materials storage area (‘HazMat Storage Area”) as shown on Exhibit A attached to this First Amendment. The design and specifications for the HazMat Storage Area have been approved by Tenant and Tenant acknowledges and agrees that all costs for the design and construction of the HazMat Storage Area shall be paid for out of the Tenant Improvement Allowance.

Notwithstanding anything to the contrary contained in the Lease, commencing on the Commencement Date, Tenant shall have the right to use the HazMat Storage Area, for the storage of Tenant’s Hazardous Materials. Tenant shall have all of the obligations under the Lease with respect to the HazMat Storage Area as though the HazMat Storage Area were part of the Premises. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Area. Other than in connection with Landlord’s Work, Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in substantially the same condition as received during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Area of any kind whatsoever without the prior written approval to Landlord, which approval shall not be unreasonably withheld. Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Area upon the expiration or earlier termination of the Term, free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease.

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3.

Power Generators. Notwithstanding anything to the contrary contained in the Lease, if Landlord at any time, or from time to time, determines that Tenant is using a disproportionate amount of power available from the generators serving the Building, then Landlord may, upon advance written notice to Tenant, proportionately reduce the amount of power available to Tenant from such generators; provided that, subject to the terms of the Lease, the power available to Tenant shall not be reduced to less than 350KW.

4.

Tenant Improvement Administrative Rent. Notwithstanding anything to the contrary contained in the Work Letter attached to the Lease as Exhibit C, the Administrative Rent due to Landlord in connection with the construction of the Tenant Improvements shall be equal to $365,778.00.

5.	California Accessibility Disclosure. Section 40(o) of the Lease is hereby incorporated into this First Amendment by reference.

6.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Miscellaneous.

a.     This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.     This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.     This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.     Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

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(Signatures on next page)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

TENANT:

TWIST BIOSCIENCE CORPORATION,
a Delaware corporation

By:	/s/ Bill Banyai
Its:	COO

LANDLORD:

ARE-SAN FRANCISCO NO. 32, LLC,
a Delaware limited liability company

By:	ARE-SAN FRANCISCO NO. 32 MEMBER, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, its general partner

			By:	/s/ Allison Grochola
			Its:	Allison Grochola
Vice President
RE Legal Affairs

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Exhibit A

HazMat Storage Area

(E) SERVICE YARD
(N) SERVICE YARD 1240 SD
(E) TRASH
(E) TRANSFORMERS
(E) 4 STORY BUILDING
FLOOR PLAN LEGEND
NEW DOOR
EXISTING DOOR
NEW WALL
EXISTING WALL
PLAN NORTH

DGA planning | architecture | interiors
PROJECT NO.: 18116

681 GATEWAY BLVD. SOUTH SAN FRANCISCO
FIRST FLOOR PLAN

SCALE: 20' = 1'-0"   01/29/2019

ALEXANDRIA
AE 101

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